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                                                                EXHIBIT 2.7

                               MATHERS FUND, INC.

                              AMENDMENT TO AMENDED
                              AND RESTATED BY-LAWS

          RESOLVED, that the first sentence of Article II, Section 1 of the Amended and Restated By-laws of the corporation be, and hereby is, amended to read as follows:


     "The number of directors of the corporation shall be five."


                                                       Adopted February 4, 1997